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                                                                     EXHIBIT 4.3

                               OCCUSYSTEMS, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The Purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in manner consistent with the requirements of that section of the Code.

     2.   Definitions.  As used herein:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

          (d) "Company" shall mean OccuSystems, Inc., a Delaware corporation.

          (e) "Compensation" shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Employee" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Subsidiaries.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Exercise Date" shall mean the last day of each Offering Period of the Plan.
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          (j) "Offering Date" shall mean the first day of each Offering Period of the Plan.

          (k) "Offering Period" shall have the meaning set forth in paragraph 4.

          (l) "Participant" shall mean an Employee who elects to participate in the Plan in accordance with the terms hereof.

          (m) "Plan" shall mean this Employee Stock Purchase Plan.

          (n) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act, as adopted in Exchange Act Release No. 34-29131 (April 26, 1991), or any successor rule, as such rule may be amended from time to time.

          (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate under the Plan during such Offering Period, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425 (d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by one offering during each 6 month period of the Plan, commencing on July 1, 1996, and continuing thereafter until terminated in accordance with paragraph 19 (each such six-month period being called herein an "Offering Period"). The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

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     5.   Participation.

          (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office.

          (b) Payroll deductions for a Participant shall commence on the first payday on or following the first Offering Date on or following the filing referred to in paragraph 5(a) and shall continue until terminated as provided in paragraph 10.

     6.  Payroll Deductions.

          (a) At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during each Offering Period thereafter in an amount not exceeding 15% of the Compensation which he received on the payday immediately preceding the relevant Offering Date, and the aggregate of such payroll deductions during such Offering Period shall not exceed 15% of his aggregate Compensation during such Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his account under the Plan. A Participant may not make any additional payments into such account.

          (c) A Participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction. The change in rate shall be effective 15 days following the Company's receipt of the new authorization. The effectiveness of discontinuation of participation in the Plan shall be governed by paragraph 10.

     7.   Grant of Option.

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price determined in accordance with paragraph 7(b)) up to a number of shares of Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such Offering Period (not to exceed an amount equal to 15% of his Compensation as of the date of commencement of the applicable Offering Period) by such per share option price, subject to the limitations set forth in paragraphs 3(b) and 12 hereof.

          (b) The per share option price of the share of Common Stock offered in a given Offering Period shall be the lower of (i) 85% of the fair market value per share of Common Stock on the Offering Date for such Offering Period and (ii)

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     85% of the fair market value per share of Common Stock on the Exercise Date for such Offering Period. The fair market value per share of Common Stock on a particular date shall be the closing price of the Common Stock on such date, as reported by the NASDAQ National Market System or the primary national securities exchange on which the Common Stock is listed, as applicable. If the Common Stock is not so reported or listed, then the fair market value of the Common Stock on that date shall be determined on such basis as shall be established or specified by the Committee referred to in paragraph 13.

     8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in paragraph 10, his option to purchase shares of Common Stock will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on each Exercise Date. During his lifetime, a Participant's option to purchase shares hereunder shall be exercisable only by him.

     9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange for the delivery to each Participant, as appropriate, of a certificate representing the shares of Common Stock purchased upon exercise of his option. Any cash remaining to the credit of a Participant's account under the Plan after a purchase by him of shares of Common Stock at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be credited to the account of such Participant for the subsequent Offering Period.

     10.  Withdrawal; Termination of Employment.

          (a) A Participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Company. All of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

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          (c) A Participant's withdrawal from an offering under the Plan will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. Interest. No interest shall accrue on the payroll deductions of a Participant of the Plan.

     12.  Stock.

          (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          (b) The Participant will have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his spouse.

     13. Administration. The Plan shall be administered by a committee of two or more members of the Board who are "disinterested persons" (as defined in Rule 16b-3) and are appointed by the Board (the "Committee"). The administration, interpretation or application of the Plan by the committee shall be final, conclusive and binding upon all Participants. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable.

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     14.  Designation of Beneficiary.

          (a) A Participant may file with the Company a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, Participant may file with the Company a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Exercise Date of an Offering Period.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if (to the knowledge of the Company) no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14) by the Participant.
Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16.  Use of Funds.   All payroll deductions received or held by the Company
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions under the Plan, the per share purchase price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company under the Rule 16b-3, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of

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Common Stock covered by each option under the plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effective without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option hereunder.

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period will terminate immediately prior to the consummation of such action or transaction, unless otherwise provided by the Board.

     19. Amendment or Termination. The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant, nor may an amendment be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 21) if such amendment would require stockholder approval under Rule 16b-3.

     20. Notices. All notices or other communications by the Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Stockholder Approval.   The effectiveness of the Plan and any
amendments to the Plan requiring stockholder approval under Rule 16b-3 shall be subject to stockholder approval to be obtained at a duly held stockholder meeting by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present or represented and entitled to vote thereon.

     22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option hereunder unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the shares may then be listed or quoted. As a condition to the exercise of any option, the Company may require the person exercising such option to represent and warrant at the time of any such

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exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect until terminated under paragraph 19.

     24. Six Month Holding Period. All shares of Common Stock acquired pursuant to the terms hereof by Employees who are subject to Section 16 of the Exchange Act shall be held for at least six months from the Exercise Date and in any event shall be held for such period of time as to satisfy the six month holding period set forth in Rule 16b-3.

     25. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitations, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees thereof, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     27.  Governing Law.   The law of the State of Delaware shall govern all
matters relating to the Plan except to the extent superseded by the laws of the United States.

     28. Severability. In the event that any provision of this Plan, or the application hereof to any Employee or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; this Plan shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Plan; and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid of unenforceable provision or by its severance from this Plan. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Plan a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Employees who are subject to Section 16 of the Exchange Act), then those conflicting terms or provisions shall be

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deemed inoperative to the extent they so conflict with the requirements of Rule
16b-3 and, in lieu of such conflicting provision, there shall be added automatically as part of this Plan a provision as similar in terms to such conflicting provisions as may be possible and not conflict with the requirements of Rule 16b-3.

     IN WITNESS WHEREOF, OccuSystems, Inc., acting by and through its officer hereunto duly authorized, has executed this Plan this 8th day of December, 1995.


                              OCCUSYSTEMS, INC.



                              By:    /s/ JOHN K. CARLYLE
                                     ______________________
                              Name:  John K. Carlyle
                                     ______________________
                              Title: President and Chief
                                     Executive Officer
                                     ______________________

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